UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2026

United Parks & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive
Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 407 226-5011

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

Effective as of September 22, 2026, the date of the effectiveness of the amendment to the By-laws of United Parks & Resorts Inc. (the “Company”) described in Item 5.03 below, the Board of Directors (the “Board”) of the Company elected Kyle Miller as the Company’s President. Following this appointment, Marc Swanson will continue to serve as the Company's Chief Executive Officer.

Mr. Miller, 49, has served as the Company’s Chief Parks Operations Officer since January 2023. Prior to that, Mr. Miller served as Park President of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando since 2018. Additionally, Mr. Miller has served in other leadership and operations roles since beginning his career at the Company in 1995.

There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which Mr. Miller was elected to serve as President. There are no family relationships between Mr. Miller and any director or executive officer of the Company, and there are no transactions between Mr. Miller and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as President, Mr. Miller will receive: (i) an annual base salary of $400,000; (ii) an annual bonus opportunity with a target amount equal to 150% of Mr. Miller’s base salary; and (iii) a long-term incentive opportunity with a target amount equal to 300% of Mr. Miller’s base salary. In addition, Mr. Miller will receive: (i) a one-time grant of an option to purchase a number of shares of the Company's common stock determined by dividing $1,000,000 by the stock price of the Company’s common stock at the close of trading on the grant date and with an exercise price equal to the stock price of the Company’s common stock at the close of trading on the date of grant, with such options vesting in four equal annual installments over the first four anniversaries of the date of grant; (ii) a one-time grant of a number of restricted stock units with a grant date fair value of $500,000 based on the stock price at the close of trading on the date of grant, with such restricted stock units vesting in four equal annual installments on the first four anniversaries of the date of grant; (iii) a one-time grant of a number of performance stock units with a grant date fair value of $1,000,000 and determined in accordance with the Company’s 2027 performance-vesting long term equity incentive plan, each of (i), (ii) and (iii) pursuant to the Company’s 2025 Omnibus Incentive Plan and the applicable award agreement.

Departure of Chief Commercial Officer

On September 19, 2026, Christopher Finazzo informed the Company that he was resigning as Chief Commercial Officer of the Company effective as of September 25, 2026.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws Amendment

On September 22, 2026, the Board approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of September 22, 2026.

The Bylaws Amendment provides that the offices of Chief Executive Officer and President of the Company may be held by separate individuals. The Bylaws previously provided that the Chief Executive Officer would also serve as President of the Company.

The Bylaws Amendment establishes the powers and duties of the President, including that the President will have such powers and perform such duties as may be assigned or delegated to the President by the Chief Executive Officer or the Board. The Bylaws Amendment also makes related conforming changes to the Bylaws.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of United Parks & Resorts Inc., effective as of September 22, 2026
104	Cover page interactive data filed (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARKS & RESORTS INC.

Date:	September 22, 2026	By:	/s/ Thomas Kelly
		Name: Title:	Thomas Kelly Chief Legal Officer